UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2018

VITAMIN SHOPPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(Address of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2018, Brenda Galgano resigned from her current position as Executive Vice President—Chief Financial Officer of Vitamin Shoppe, Inc. (the “Company”), effective June 5, 2018, in order to take a position at another company. Ms. Galgano’s resignation did not involve any disagreement with the Company with regard to its operations, policies or practices.

In connection with Ms. Galgano’s resignation, the Company will name Bill Wafford as the Company’s Executive Vice President—Chief Financial Officer. Mr. Wafford, age 46, currently serves as the Company’s Senior Vice President—Strategy and Business Development. Prior to joining the Company in July 2017, Mr. Wafford was a partner with KPMG Advisory from 2015 to July 2017. From 2013 to 2014, Mr. Wafford was a Vice President and Managing Director of Walgreens venture capital. From 2012 to 2013, Mr. Wafford was a Vice President – International Finance. From 2009 to 2012, Mr. Wafford was Vice President—Retail Finance with Walgreens.

There are no family relationships between Mr. Wafford and any director or other executive officer of the Company, nor are there any transactions between Mr. Wafford or any member of his immediate family and the Company, or any of its subsidiaries, that would be reportable as a related party transaction under the rules of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2018	VITAMIN SHOPPE, INC.

	By:	/s/ David M. Kastin
	Name:	David M. Kastin
	Title:	Senior Vice President, General Counsel and Corporate Secretary